Exhibit 10.8

Fenghui No. 1 Single Trust Fund

Trust Loan Agreement

NO: 【NT 16-020-021-002】

The National Trust Ltd.

【7】Month【 2016 】Year
Trust Loan Agreement

Trust Loan Agreement

Lender (Party A): The National Trust Ltd.

Address: No.1 building, No.18 courtyard on Binhe Road, Western Anwai, Dongcheng District, Beijing

Zip code: 100011

Legal representative: Xiaoyang Yang

Fax: 010-84268000

Tel: 010-84268088

Borrower (Party B): Wuhan Kingold Jewelry Co., Ltd.

Address: Te No. 15, Huangpu Science and Technology Park, Jiang an District, Wuhan City

Zip code: 430023

Legal representative: Zhihong Jia

Fax: 027-65694977

Tel: 027-65694977

In view of:

I. Party A, in accordance with the written agreement of the Fenghui No.3 Single Fund Trust (hereinafter referred to as “this Trust” or “this Trust Plan”) and the trustor’s intention, will deliver the RMB trusted funds (hereinafter referred to as “Trust Loan” or “Loan”) to Party B in the name of Lender.

II. The terms in the provisions of this agreement not defined specifically will follow the definitions and connotations in the Trust Agreement (No. NT Trust. 16-020-021-001) and the Trust Loan Agreement.

III. According to the relevant laws and regulations, two Parties implement this Amendment to the Trust Loan Agreement to abide to and enforce the provisions.

Article 1 The contents of the Loan

1.1 Amount of Loan

The contract under the Loan amount is not more than RMB [500,000,000.00], Capital: RMB [Five hundred million] yuan as a whole. Agreed by the two parties, the source of the Loan under this Agreement is the Trust Fund under the Trust managed by the Lender.

1.2 Terms of Loan

(1) The term of the Loan under this Agreement is the following ①:

j The term of the Loan is [12] months, from July 15, 2016 to July 14, 2017. The Loan period starts from the date of payment. Unless in accordance with this Agreement, Party B shall not make the repayment in advance;

k The Loan period is [/] months, the surrender period of Loans to the date of payment of the first phase of the Loan which reaches to [/] month is the corresponding days; the corresponding date of the day when the first phase of the Loan has been paid for [/] months is the maturity date of the Loan for each installment;

l Loan period for the surrender of the Loan period is corresponding with the date of final issue of the Loan which is full [/] months, and the last issue of the Loan is full [/] months with the corresponding date for the Loan maturity date;

m The funds to be delivered by installments in each load term of [/] months, the corresponding day after [/] months upon the date the release begins should be the expiration date for each installment;

(2) In general the principle of the Loan shall not be extended under this Agreement. If the Lender and the Borrower through consultation agree to extend the Loan and agree on the extension terms, they should sign an amendment. The extension is up to one year.

(3) When the Loan is issued, Party B shall fill in Loan IOU, the specific amount of the Loan, issuance date and the date of repayment should be subject to the content of the Loan IOU.

1.3 Interest rate of Loan

The calculation of interest under this Agreement shall be subject to the provisions of Article 3 of this Agreement.

1.4 Purpose of Loan

1.4.1 The purpose of the Loan under this Agreement is the following (2):

(1) all Trust Loans under this Agreement are used in the construction of the project [ ];

(2) to provide working capital Loan to Party B.

1.4.2 Without the written consent of the Lender, the Borrower shall not arbitrarily change the use of the Loan, including but not limited to, Party B shall be use the Loan fund under this Agreement for fixed assets, equity investment and industries restricted by national policies, and shall not use it for the investments in shares, futures investment, financial derivatives, and shall not use it for the production and operation prohibited by the nation.

Article 2 Release of Loan

2.1 Unless Party A agrees to give up all or part of the conditions under this Article in written form, when and only when the following terms continue to meet and the trustor issued Loan Notice, Party A is obligated to issue Loan to Party B:

2.1.1 Party B has obtained the internal authority’s valid agreement of this Loan in accordance with relevant laws and corporate regulations;

2.1.2 The Agreement has been signed and entered into force without any violation of the Agreement by Party B;

2.1.3 This Trust takes effect;

2.1.4 Party B has provided the irrevocable Loan IOU to Party A;

2.1.5 Party B has submitted all documents required by Party A as follows:

(1) The sealed business license (copy) of corporation;

(2) The sealed valid corporate bylaws (copy);

(3) The sealed legal representative’s ID card (copy);

(4) The sealed annual financial audit reports of previous year and financial statements of the last three months (copy);

(5) The internal authority’s valid agreement or documents in approval of this Loan;

(6) Other required materials;

2.1.6 The Borrower [Wuhan Kingold Jewelry Co., Ltd.] has issued the legal and effective resolutions of its internal authority about pledging and guaranteeing this Trust Loan, and the Pledge Agreement of NT Trust 16-020-021-003 and Mortgage Agreement of NT Trust. 16-020-021-004 has taken effect and guaranty procedures have been finished;

2.1.7 The Guarantors, Wuhan Vogue-Show Jewelry Co., Inc. and Jia Zhihong (ID No: 420102196111133118) have taken the joint responsibilities for guarantee for this Trust Loan, and the Agreements of Guaranty of NT Trust. 16-020-021-005 and NT Trust. 16-020-021-006 signed with Party A have taken effect.

2.1.8 The trustor obtains the proper insurance policy;

2.1.9 The Borrower deposits the pledge into the designated safe box in the keep of trustor and the insurance company;

2.1.10 Party B’s commitments in Article 11 are real and valid;

2.1.11 Party B has opened an account for the Trust Loan as stipulated in Article 2.5;

2.1.12 Party B agrees to purchase the required trust insurance fund and the subscription of the subscription agreement of the trust industry security fund with Party A takes into force;

2.1.13 No any law amendment or enactment, the new managing and supervision regulation issued by the department concerned that may cause the incapability of releasing the Loan funds or performing the intention specified in this Agreement.

Party B confirms that all above-mentioned conditions will be finished before July 20, 2016.

2.2 Loans under this Agreement shall be issued by Party A in accordance with the following first 1):

1) The load funds of each period shall be transferred to Party B’ s account mentioned above (hereinafter referred to as “Loan Account”, see Article 2.5) after [5] business days by Party A upon the issuance of trustor’s Notice of Loan Grant along with the foregoing conditions stipulated in 2.1 fulfilled.

2) Party A shall transfer the first Loan fund to Party B’s Loan Account in [/] business days upon the performance of release conditions stipulated in 2.1, the issuance of irrevocable Loan IOU by Party B and the Notice of Loan Grant by the trustor. Party A shall transfer the second Loan fund to Party B’s Loan Account in [/] business days after the circumstances of the continuous performance of release conditions stipulated in 2.1, the payment of the first fund’s interest to the trust-special account, the issuance of irrevocable “Loan IOU” to Party A and the “Notice of Loan Grant” by the trustor.

2.3 If the Article 2.2 chooses 1) for the issuance, the Loan issuance date is the day when Loan funds are actually distributed to the Loan account of Party B. In principal, the day when the Loan funds are actually distributed to the Loan account of Party B should be as same as the issuance date on the Loan IOU. If inconsistent, it is subject to the issuance date on the Loan IOU. The interest starting date under this Agreement is the Loan issuance date.

If Article 2.2 chooses 2) for the issuance, the Loan issuance date of each installment is the day when Loan funds of this installment are actually distributed to the Loan account of Party B. In principal, the day when the Loan funds of each installment are actually distributed to the Loan account of Party B should be as same as the issuance date on the corresponding Loan IOU. If inconsistent, it is subject to the issuance date of this installment on the Loan IOU. The interest starting date of each installment is the Loan issuance date of this installment.

2.4 Once a Loan has been distributed to the Loan account of Party B, it is deemed that Party A has issued the Loan and Party B has borrowed the Loan.

2.5 Under this Agreement, the Loan account that Party B receives the Trust Loan is as follows:

Opening Bank: Wuhan 4 Houhu Branch of the China Construction Bank

Account Name: Wuhan Kingold Jewelry Co., Ltd.

Account No: 42050110242500000003

2.6 Party B shall draw the Loan in accordance with the usage plan or application agreed or approved by Party A’s written consent. Unless the Lender agreed in writing, the Borrower may not advance, postpone or cancel the withdrawal. During the Loan period, without the written consent of Party A, Party B shall not cancel the Loan account.

Article 3 Interest Settlement of Loan

3.1 The interest of each Loan fund is yielded daily from the interest starting date specified in Article 2.3 under this Agreement in the payment of the method of (5) as follows:

(1) Party B should pay Loan interest every 6 months from the interest starting date. Interest settlement day is the corresponding day of every 6 months from the interest starting date and the expiration date of the Loan.  Interest payment date is the interest settlement date. If any payment day said above is not a business day, the payment will be automatically postponed to the next business day. The Loan is cleared with the principal and interest at maturity.

Interest calculation:  Interest payable on each payment date = ∑ (principal amount of daily loan× / %/360), the computing interval of “∑” is from the latest interest settlement date (including) to this interest settlement date of interest (excluding). The last computing interval is the neighboring latest interest settlement date (including) to this interest settlement date of interest (excluding).

(2) Each loan under this Agreement is calculated separately. Within [/] business days from the interest starting date of each loan,  [/] % of the principal should be paid as the first interest. The exact amount of the first interest of each loan =  [/] ; the rest interest of each loan is paid by Party B every  [ ]  (3/6/12) months. The expiration date for interest of each loan is the corresponding day of every [ ] (3/6/12) months from the interest starting date and the expiration date of the loan. Interest payment date is the very interest settlement date. The loan is cleared with the principal and interest at maturity. If any payment day said above is not a business day, the payment will be automatically postponed to the next business day.

The rest interest payable calculation: Interest payable of each loan on each payment date= ∑ (principal amount of daily loan of each loan× / [/] %/360), the computing interval of “∑”of each loan is from the latest interest settlement date (including) to this interest settlement date (excluding). The first computing interval is from the interest starting date of each loan to the first interest settlement date (including) for interest of each loan (excluding); the last computing interval is from the neighboring latest interest settlement date (including) to this interest settlement date (excluding) or paid-off day of the loan (excluding).

(3) Loan interest should be paid by Party B every calendar season. The expiration date for interest is the [/] day of last month of every calendar season, ( i.e. month [ ] day, month [ ] day, month [ ] day, month [ ] day), and maturity date of every loan. Interest payment date is the every interest settlement date. The first value date is the [/] day of last month of every calendar season. If any payment day said above is not a business day, the payment will be automatically postponed to the next business day.

Interest payable of every interest payment day = ∑ (principal amount of daily loan× /[/] %/360), the computing interval of “∑” is from the latest interest settlement date (including) to this interest settlement date of interest (excluding). The first computing interval is from the interest starting date of each loan to the first interest settlement date (including) for interest of each loan (excluding); the last computing interval is from the neighboring latest interest settlement date (including) to this interest settlement date of interest (excluding) or paid-off day of the loan (excluding).

(4) Within [ / ] business days from the interest starting date of each loan,  [/] % of the principal should be paid as the first interest. The specific amount of the first interest of each loan =  [/]; The rest interest of each loan is paid by Party B every calendar season. The expiration date for interest of each loan is [/] day of last month of every calendar season month / [ ] day (March [ ] day, June [ ] day, September [ ] day, and December [ ] day) and the expiration date of the loan. Interest payment date is the very interest settlement date of interest. The end of the first calendar season of the interest starting date month September [ ] day is the first interest settlement date of rest loan. If any payment day said above is not a business day, it will be automatically postponed to the next business day.

The rest interest payable calculation: Interest payable of each loan on each payment date = ∑ (principal amount of daily loan of each loan× / [/] %/360), the computing interval of “∑”of each loan is from the latest interest settlement date (including) to this interest settlement date (excluding). The first computing interval is from the interest starting date of each loan to the first interest settlement date (including) for interest of each loan (excluding); the last computing interval is from the neighboring latest interest settlement date (including) to this interest settlement date of interest (excluding) or paid-off day of the loan (excluding).

(5) Loan interest under this Agreement is computed in two ways:

A. The interest of the first loan and payment date:

The Borrower should pay RMB 20,500,000 (loan principal * 4.1%) as the first interest within [3] business days from the disbursement date. The Borrower hereby confirms that the interest of the first loan should not be limited to the actual Article of borrowing. The first loan should not be returned as soon as the Lender receives it. And the Borrower should not claim any advocacy about the interest of the first loan to the Lender.

B. The interest of rest loan and payment date:

The interest of rest loan is calculated by rate 8%/2 every year, and should be paid on the corresponding day of 6 months from the payment date of interest of the first loan. If the interest payment date is not a business day, it will be automatically postponed to the next business day.

For interest recovery of loan under this Agreement, Party A has the right to send Party B a notice of interest receivable 3 business days in advance. Party B should ensure to pay Party A interest and/or principal according to the prescribed amount in the notice unconditionally at the appointed time.

3.2 After Party A receives the interest paid by Party B, if Party B applies in writing for a receipt voucher provided by Party A, Party A should simply provide Party B an interest revenue with special seal for finance according to its inner requirements as the receipt voucher which can prove the receipt of interest paid by Party B.

Article 4 Loan principal repayment

4.1 Unless otherwise agreed upon on this Agreement, any agreement about repayment fund sources under any other contract with Party B as a party of it will not affect or oppose obligations of principal and interest repayment under this Agreement.

4.2 Party B should pay off the principal of loan before (including) maturity date, loan clearing with the principal and interests. Party B should repay principal of loan according to the following (1) way:

(1) One-time principal repay. Party B should pay off all loan principal before maturity date of loan.

(2) On the corresponding day of every [/] months from the interest starting date, Party B should repay Party A principal RMB [/], loan clearing with the principal and interests. Party B should repay all the rest principal before maturity date of the loan, loan clearing with the principal and interests.

(3) On the corresponding day of every [/] months from the interest starting date of each loan, Party B should repay Party A principal of each loan, loan clearing with the principal and interests. Party B should repay all the rest principal before maturity date of the loan, loan clearing with the principal and interests.

(4) On the corresponding day of every [/] months from the interest starting date of each loan, Party B should repay Party A principal [/] of each loan, loan clearing with the principal and interests. Party B should repay all the rest principal before maturity date of each loan, loan clearing with the principal and interests.

4.3 All the funds repaid by Party B including capital and interest payment and penalty interest, compound interest, penalty due, compensation and all the other money repaid to Party A under this Agreement in case of breaching by Party B, should be transferred into the following account appointed by Party A:

Bank of Deposit: Beijing Jinshu Street Branch of Industrial & Commercial Bank of China

Account title: National Trust Co., Ltd.

Account number: 0200 2914 1920 0056 695

4.4 If there is any prepayment by Party B according to provisions of this Agreement, Party B should supply Party A a written application 15 days in advance. The prepayment should be paid after Party A provides a written consent, unless otherwise provided hereunder.

5.1 The way of loan guarantee under this Agreement:

The Borrower Wuhan Kingold Jewelry Co., Ltd. provides pledge and mortgage guarantees for the Trust Loan under this Agreement, and signed Pledge Contract NT16-020-021-003 and Mortgage Contract NT 16-020-021-004 with Party A. Particulars shall be subject to the Pledge Contract and Mortgage Contract.

Guarantors, Wuhan Vogue-Show Jewelry Co., Inc. and Jia Zhihong (ID No: 420102196111133118) will provide joint guaranty for Trust Loan under this Agreement, and signed Contract of Guaranty No.16-020-021-005 and Contract of Guaranty No. 16-020-021-006. Particulars shall be subject to the approval regulars in the contract of guaranty.

5.2 Party B has the obligation to prompt the pledger, mortgager and guarantor to sign relevant contracts of guaranty about concrete matters of this Agreement. Guaranty issues shall be subject to the approval regulars in the contract of guaranty.

5.3 In case of value decline, damage or destruction happens to the collateral, Party A has the right to request Party B or designated third party to provide further collateral.

5.4 If there are two or more than two ways of guaranty under this Agreement, Party A has the right to choose one or some of them to implement its security interest. And whether one or some ways Party A choose shall not impact or exclude any other right of Party A committed in the contract of guaranty. Unless Party A claims in writing, in any way Party A does not exercise, partially exercise and/or delay in exercising any of its guaranty rights will not commit abdication or partial abdication of above-mentioned right, and will not affect, prevent or interfere with the continue of the right or exercise of any other right.

Article 6 Repayment Order

6.1 If the total amount repaid by Party B is lower than the total amount of payables on the term day according to this Agreement, this is the order of payables:

6.1.1 Fees, compensation, penal sum according to law or this Agreement;

6.1.2 Default interest, compound interest;

6.1.3 Interest payable;

6.1.4 Principle payable.

6.2 If the fund repaid by Party B is insufficient for the total amount in one order, the repayment should be paid by the actual payment order, and the simultaneous payments should be paid according to the fund percentage.

Article 7 Acceleration of Maturity of Loan

7.1 Party B apply for prepayment according to this Agreement, Party B can partial or total repay with Party A's written consent, unless otherwise provided hereunder.

7.2 In one of the following circumstances, Party A has the right to announce acceleration of maturity of the loan or/and terminate the loans not issued under this Agreement. And Party A has the right to notice Party B in written to repay in advance and repay all the owed under this Agreement, which includes but is not limited to the loan principal, interest and other payments. And under such conditions Party B will be deemed default, and Party A has the right to take actions against Party B's breach.

7.2.1 Party B does not withdraw funds in the prescribed way or does not use the loan funds in the way prescribed in clause 1.4 under this Agreement;

7.2.2 Party B does not abide by the promises, or the application documents and formalities provided for the loan is false;

7.2.3 Party B suspends business passively or actively;

7.2.4 There are major operational errors or financial status changes that Party A recognizes may influence the safety of the loan;

7.2.5  Party B receives major administrative sanctions, judicial sanctions due to illegal business behavior;

7.2.6 Equity transfer that can influence the repayment capability happens to Party B, and Party B does not notify Party A in advance or inform but does not get Party A's written consent;

7.2.7 Division, merger, liquidation, reorganization, cancellation, declared bankrupt, dissolved, or any other events that may affect the situation of Loan security happens to Party B;

7.2.8 Party B does not repay on time any of the principal or interest under this Agreement;

7.2.9 Party B diverts loans;

7.2.10 Party B commits breach of contract signed with Party A or any other third party about other loans, credits and debts;

7.2.11 Any account Party B opened in the bank is closed, frozen, deducted or under other enforcement measures or execution measures by law, and Party A recognizes that has affected Party B's ability to repay;

7.2.12 Party B’s fund is closed, frozen, deducted by the court (the arbitration organization) or under enforcement measures due to gross debt dispute sued (arbitrated) by other creditors;

7.2.13 Party B does not subscribe trust industry security funds according to the request of Party A;

7.2.14  Party B violates other clauses of this Agreement;

7.2.15 Other circumstances Party A recognizes as affecting the safety of the Loan happens to Party B.

7.3 If Party B repays all or part of the Loan under this Agreement in advance without the prior written consent of Party A, Party A shall be entitled to request Party B to repay the full principal and interest of the Loan under this Agreement.

7.4 If prepayment situations prescribed in clause 7.1 occur, the interest of the prepayment shall be computed by rate according to this Agreement and calculated by the actual survival days. The interest Party A has charged will not be returned.

If situations prescribed in clause 7.2 and 7.3 occur, the interest of the Loan is computed by the rate according to this Agreement and the interest period is counted to the maturity date of Loan under the agreement. Party B should also pay Party A principal, penalty interest, compound interest, liquidated damages, compensations, etc. according to this Agreement.

7.5 Party B irrevocably agrees that Party A is entitled to request Party B to repay all debts payable in advance according to the requirements of the client. If Party A hereby announces the Loan is due in advance, Party B shall repay all the debts under this Agreement according to the requirements of Party A.

Article 8 Information Disclosure

8.1 Party B should disclosure relevant information to Party A in time according to the following requirements:

8.1.1 During Trust Loan period under this Agreement, Party B should submit the full set of financial report of last quarter / business days before / month / day each year; submit the full set of financial report of first half year before / month / day each year; submit a full set of financial statements (including balance sheet, income statement, the cash flow statement and audit report) of last fiscal year of public accountants audit before / month / day each year

8.1.2 If there is any changes about Party B such as change of enterprise name, domicile, registered capital, business scope, company type, company's articles of association, a third party capital increase and the change of equity structure, or a significant change in terms of finance, management, a written notice should be sent to Party A 10 working days in advance, and relevant materials should be sent to Party A as record after the completion of the relevant changes. If major changes happen to Party B's legal representative or financial director, a written notice should be sent to Party A 10 working days after the changes.

8.1.3 Party A is entitled to require Party B to provide the important dynamic information of Loan funds usage at any time, and Party B should provide in time.

Article 9 Loan Usage Regulation

9.1 After the Trust Loan is paid, Party A has the right to check the usage of the Trust Loan under this Agreement. Party B should submit written reports about the usage of the Loan under this Agreement and corresponding certificates of usage of the funds according to the request of Party A, which includes but is not limited to contracts, invoices, etc.; Party A can check the usage of Loan on spot, and Party B should actively cooperate with Party A and provide related information according to the requirements of Party A.

9.2 The content Party A shall check includes but is not limited to:

9.2.1 Whether the use of the Loan has been changed, whether used in land consolidation, whether invested into the securities trading, futures trading, risk investment and other fields that laws and regulations and financial regulations prohibit;

9.2.2 The operation situation and performance of Party B is good or not; whether there is any major accident; whether involved in significant litigation that seriously influences ability of repayment;

9.2.3 Other conditions that Party A recognizes need to be checked.

9.3 In the process of inspection, if Party A finds out Party B does not use the Loan according to the purposes agreed upon in this Agreement, Party A has the right to take the following actions: including but not limited to announcing the Loan is due in advance, collecting penalty interest, requesting Party B to correct within a time limit, etc. and requesting Party B to take liability of breaches.

Article 10 The Representations and Warranties of Lender/Party A

10.1 The Lender is a lawfully established trust company;

10.2 All the internal authorization procedures of the Lender needed for the signing of this Agreement has been completed. The signing of this Agreement is done by an effective authorized representative of the Lender, and once the contract comes into force it is legally binding on the Lender;

10.3 The Loan under this Agreement is granted from trust fund by the Lender according to the regulation of the Trust Contract.

Article 11 The Representations and Warranties of the Borrower/Party B

11.1 Party B is a legal body of enterprise which is incorporated and validly existing in the administrative department for industry and commerce in accordance with the law. Party B holds a valid business license, has the ability to maintain good operating conditions, has the right to operate business related to Loan usage under this Agreement, and also has the right to sign and perform this Agreement;

11.2 All the necessary authorization procedures for the signing of this Agreement by Party B have been completed. Party B has the approval and authorization of the transaction from the examination and approval authorities which have such rights. The signing of this Agreement is done by an effective authorized representative of Party B, and once the Agreement comes into force it is legally binding on Party B;

11.3 All documents provided by Party B are ensured true, accurate, legal and effective, and the submitted copies are consistent with the original;

11.4 The financial statements provided by Party B to Party A are based on the current effective laws, regulations and accepted accounting principles, and accurately reflect the real financial situation of Party B of the year;

11.5 The signing of this Agreement by Party B does not violate any other agreement, administrative regulations or the articles of association made by Party B, and has no conflict of legal or business interest with other agreements administrative regulations or the articles of association made by Party B;

11.6 Party B does not conceal any situation happened or happening that may affect the performance of the Agreement, including but not limited to:

(1) Serious disciplinary violations, illegal events or claims related to its main leader/master;

(2) The major events of default under any other contract;

(3) The debt, contingent liabilities, or provided guarantee, mortgage guarantee to a third person;

(4) Significant pending litigation, arbitration cases;

(5) Other events that may seriously affect its financial position and solvency;

11.7 Party B approves that Party A checks its credit status via credit database established under the approval of The People’s Bank of China and the competent department of credit investigation or related organizations or departments. And Party B also approves that Party A provides its information for credit database established under the approval of The People’s Bank of China and the competent department of credit investigation; Party B agrees that Party A can reasonably use and disclose the information of Party B for business need;

11.8 The above representations and warranties are effective before all debts owed under this Agreement are completed.

Article 12 The Rights and Obligations of Party A

12.1 Shall have the right to require Party B to provide all the information related to the Loan;

12.2 Should abide by the contract, grant the Trust Loan to the Borrower according to the agreed time limit, the amount and interest rate (unless the delay is caused by the Borrower);

12.3 Shall have the right to request Party B to fully repay the Loan principal and interest on schedule;

12.4 Shall have the right to know the production and business operation, financial activities and operating and repayment plan of Party B;

12.5 Shall have the right to supervise the Borrower to use Loan under this Agreement, supervise and inspect the capital usage, business development and company management of the Borrower, require the Borrower provides explanation for related problems, and require the Borrower to correct the use from defaults that exist in the capital usage; shall have the right to take the necessary legal, economic, administrative and other means to safeguard the legitimate rights and interests of itself once the Borrower escapes from the Lender’s supervision, does not pay principal and interest, or commit other breaches;

12.6 Shall have the right to require Party B to repay Loan in advance or stop paying the Loan according to the requirements of this Agreement;

12.7 Once property right transfer, system change, creditor's rights and debts transfer or other behaviors that may affect the Loan security happens to Party B, Party A has the right to require Party B to pay off the principal and interest of Loan and other related fees under this Agreement immediately, or transfer all the debt under this Agreement to an assignee which is accepted by Party A, or provide new security measures accepted by Party A;

12.8 If the Borrower fails to repay the principal and interest of Loan or other payments on schedule according to this Agreement, Party A has the right to exercise its guarantee rights;

12.9 Shall have the right to transfer the Loan under this Agreement to a third party at any time according to the instructions of the client;

12.10 Shall keep Party B's debt, financial, production, operating situation confidential, but the ones that are required disclosure according to laws, administrative regulations, rules or national reserves are excepted;

12.11 During the safekeeping period of the pledge of the client, the dynamic loan-to-value ratio shall be controlled within 70%. If the market price of the pledge falls by 5% within the investment period, Party A shall have the right to require Party B to cover positions immediately or to repay part of the Loan to meet the 70% dynamic loan-to-value ratio. If Party B fails to cover on or repay the Loan within a prescribed period of time, Party A has the right to terminate the contract in advance or dispose the pledge;

12.12 Party B should make quality insurance for the pledge. The insurance clause shall be determined via negotiation between Party A and Party B. Two months before the expiry of the insurance, Party B should make renewal insurance for the pledge. If Party B fails to make the renewal insurance in time, it will be deemed defaulted and Party A shall have the right to terminate the contract in advance and require Party B to repay the principal and interest.

12.13 Performing other rights and obligations according to the laws and regulations and other clauses of this Agreement.

Article 13 The Rights and Obligations of Party B

13.1 Party B is entitled to withdraw and use all the Loan in accordance with this Agreement;

13.2 Party B Shall provide documents and materials required by Party A and cooperate with Party A to perform loan investigation, examination and inspection as well as payment administration for loan fund and after-loan administration;

13.3 Party B shall accept the supervision and inspection of Party A on the usage of Loan fund, related business production and operation and its financial activities;

13.4 The Borrower shall spend the loan fund under this Agreement on items pursuant to this Agreement and no unwarranted diversion of fund is allowed. The Borrower shall promise to spend acquired fund on fields that adhere to the laws and regulations and are consistent with the policy orientation for industries instead of on fields that are prohibited by laws of China or are strictly restricted by recent macro-control policies of China. The means of capital employing shall not violate other laws and regulations and provisions of national policies and the introduction of loan fund spending and payment document shall be submitted faithfully;

13.5 The principal and interests of Loan shall be paid in full and in due course in accordance with the Agreement;

13.6 All or partial transference of debt under this Agreement to a third party shall be subject to the prior written approval of Party A;

13.7 The transference and other treatments of the operational assets by the Borrower, which occupies over 30% of the total assets listed in recent financial reports, shall be subject to the prior written approval of the Lender;

13.8 Where the change of property rights and mechanism change are involved (including but not just confined to merger, division, reorganization, shares transference, assets reduction and other aspects), the Borrower shall submit relevant changing plans to the Lender for written approval at least 15 working days in advance, given that the Borrowers are subject to the listed company who are entitled to expose information, the Borrowers shall not perform above actions. Above change plans shall not damage the legal rights and interests of the Lender pursuant to this Agreement;

13.9 The transference, pledge, offset or other treatment of its major creditor’s right to a third party (the debt capital is larger than or equal to RMB 10,000,000), by the Borrower shall be subject to the prior written agreement of the Lender;

13.10 The Borrower shall not sign any agreements or documents that may damage the interests of the Lender or perform any activities that may damage the interests of the Lender;

13.11 The Borrower shall cooperate with the Lender to acknowledge and inspect the usage status of Loan fund, the development of loan business, major business operation of the company and other business affairs and are obliged to provide relevant materials for the Lender;

13.12 The Borrower shall cooperate with Lender with respect to credit rating and credit investigation on Borrower himself and shall offer relevant authentic materials as the requirement of the Lender;

13.13 Where the accumulative capital guaranteed by the Borrower for a third party exceeds 50% of the net assets listed in recent annual financial report, prior written approval by the Lender shall be applied;

13.14 If the guarantee capability of the guarantor declines so much that affect the Loan security, the Borrower shall issue notice to the Lender in time and pay the security bonds in full within the term required by the Lender;

13.15 If the value of the guaranty declines so much that affect the security of the Loan, the Borrower shall issue notice to the Lender and take necessary measures as required by the Lender;

13.16 Where the net profit after tax in relevant accounting year is zero or minus, or net profit after tax is not enough to compensate for accumulative loss of previous accounting year, or profit before tax that is not used to pay the principal, interests, and costs of this accounting year, or profit before tax is not enough to pay the principal, the interests and the costs of next term in full, the Borrower shall not distribute share interests and bonus to shareholders in any form;

13.17 Within the term of validity of this Agreement, if the Borrower is forced to stop production, close business temporarily, cancel registration, revoke business license, or the legal representatives or main principal take part in illegal activities or get involved in major litigious activities, or its business production and operation is subject to serious predicament or deteriorating financials, the Lender shall be issued written notice and put the full payment of the debt and guaranty into practice pursuant to this Agreement as required by the Lender;

13.18 Pay trust industry security fund subscription payment to the Lender timely with enough amount according to the subscription agreement of the trust industry security fund.

13.19 The Party B shall perform other rights and obligations pursuant to the relevant laws and regulations and the provisions of this Agreement.

Article 14 Term of Cost

14.1 The Party B shall be responsible for the payment of reasonable expenses pursuant to this Agreement, including but not just confined to the cost of notarization, authentication, appraisal, registration and other costs.

14.2 If the Party B is unable to pay back the principal and interests of the Loan, which leads to the cost generated by the collection of debt by Party A including but not confined to the expenses for public notice, delivery and authentication, attorney fee, court cost, travel expenditure, appraisal fee, auction fee, property security fee, mandatory execution fee, and other cost spent to actualize the creditor’s right, the Party B shall be responsible for all above fees.

Article 15 The Default Incidents and the Liability of the Lender for Default

15.1 If the Lender violates the provisions of the contract without any justified reasons, the Borrower has right to require the Lender to correct its behaviors within limited terms. The Borrower has right to claim compensation for its loss caused by such default.

15.2 Where the Lender’s incapability of issuing the Loan is caused by the unavailability of established trust and is at request of supervision department, the Lender shall not be liable to any default.

Article 16 The Default Incidents and the Liability of the Lender for Default

16.1 The default incidents of Borrower include

(1) The Borrower fails to provide true, integral, and validate financial report, information business production and operation state and other relevant materials;

(2) The Borrower fails to use the Loan according to agreed usage;

(3) The Borrower fails to pay back the principal and interests within agreed terms;

(4) The Borrower refuses or inhibits the Lender to supervise and inspect the spending state of loan fund;

(5) The Borrower transfer assets and secretly withdraw funds to evade debts;

(6) The operation and financial sate of the Borrower continues to deteriorate, or the Borrower gets involved in major litigation or arbitration procedure and other legal conflicts, which have or may affect or damage the rights and interests of the Lender pursuant to this Agreement;

(7) Other debts of the Borrower have already or may affect or damage its capability of fulfilling its liabilities for the Lender under this Agreement;

(8) Within the term of validity, the Borrower changes the business pattern and the operation mechanism including contracting, lease, merger, joint capital, division, joint operation, and shareholding reform, which have already or may affect the interests of the Lender pursuant to this Agreement;

(9) Violates the Representations and Warranties of the Borrower;

(10) Following accidents happen to guaranty, which endanger the security of the creditors’ right under this Agreement: (i) the value of guaranty declines obviously; (ii) the guaranty is seal up, detained, auctioned, supervised by administrative authority or involved in ownership conflict; (iii) the pledger violates any agreement of the pledge contract or any fault, mistakes, and omission exist in the guaranteed matters; (iv) other situations that endanger the actualization of the warranty of guarantors;

(11) The guaranty (all or part) is not established, has not come into effect and is void, revoked or dismissed, the guarantor violates or clearly express or express with its behavior not to perform any guarantee liability, the value of guaranty declines and other situations that endangers the security of creditor’s right pursuant to this Agreement;

(12) Where pledge used as guaranty, if the dynamic pledge rate is over 70%, and the Borrower fails to compensate or pay back the borrowings in time;

(13) With respect to the pledge as guaranty, the Borrower fails to insure as required or fails to renew insurance before the expiration date of the insurance;

(14) Other situations that affect the actualization of creditors’ right on part of the Lender;

(15) The Lender fails to subscribe the security fund of trust institution in accordance with the requirement of the Lender;

(16) The Borrower violates other agreement of the contract.

16.2 If the Borrower fails to issue Loan IOU and submit other materials required by the Lender to apply for loan issuance, the Borrower shall pay RMB 50,000 as compensation to the Lender before the termination of this Agreement.

16.3 If any defaults listed in Article 16.1 occur, the Lender has the right to exercise following one or several actions:

(1) Stopping issuing Loan, claiming that all or part of its Loan become due and requiring the Borrower pay back all the principals pursuant to this Agreement and interests of the Loan calculated in light of the agreed interests rate and Loan term in accordance with the contract;

(2) If any situations listed in above (2) and (3) in Article 16.1 happens to Borrower, the Lender has the right to claim default penalty in accordance with 0.1% of all the loan fund;

(3) If the Borrower fails to pay the principal and interests of Trust Loan (including the principal and interests of Loan claimed by the Lender who advances the expiration date of all or part of the Loan) in full before the due date, the Lender has the right to require Borrower to pay in full in limited term; if the Borrower fails to pay the principal and interests required to be paid in limited term, the Lender has the right to charge penalty interests per day in accordance with the penalty interests rate (the real annual interests rate of this Loan has risen by 50%, that is, the overdue penalty interests rate =the real annual interests rate of this Loan in overdue date × 150%) since the overdue date until the full payment of the trust principal and interests; As for the interests that is required to be paid in accordance with this Agreement, the Lender may charge interests in overdue date in accordance with the interests rate that has risen by 50% than previous interest rate until the interests is paid in full.

(4) If the Borrower diverts and embezzles the Loan under this Agreement, the Lender has the right to withdraw all the Trust Loan in advance, and has the right to charge penalty interests per day for the principal and interests of Trust Loan in accordance with the penalty interests rate (the real annual interests rate of this Loan has risen by 100%, that is, the diversion penalty interests = the real annual interests of Loan in diversion date × 200%) since the date of diversion until the date of full payment of Trust Loan principal and interests. If the diversion of Loan fund and late payment of principal and interests of Loan pursuant to this Agreement all happen to Borrowers, the Borrower shall be charged with higher penalty interests instead of being imposed on together.

(5)The Lender requires the Borrower to correct its default in limited term.

(6)The Lender may exercise the power of guarantee.

16.4 If the litigation and arbitration is caused by the Borrower, the Borrower shall be responsible for the expenses spent by the Lender on litigation and arbitration as well as the employment of attorney;

16.5 If the default penalty charged by the Lender in accordance with proceeding agreement is not enough to compensate for the damage loss of the Lender(including the direct and indirect loss), the Lender has the right to claim damage loss to the Borrower.

Article 17 Tolerance and the Divisibility of the Clause

17.1 Within the validity period of the contract, any tolerance, grace or delay in the exercise and not exercising rights under the contract given by the Lender to the Borrower for any default of the Borrower, is without prejudice to and does not affect or restrict the Lender to enjoy all interests that are in accordance with the provisions of this Agreement and relevant laws. It shall not be deemed as a permission given by the Lender for any default and it shall not be deemed as that the Lender has given up to take legal actions in respect of any default, while it shall not be also regarded as that the Lender has given up rights and interests under this Agreement, and it shall not affect the Borrower to bear any obligation under this Agreement.

17.2 The rights, benefits and remedies as agreed upon in this Agreement are cumulative and may be exercised at the same time or separately. It will also not exclude any other rights, interests and remedies prescribed by law.

17.3 If any provisions of this Agreement declared invalid, the validity of any others will not be affected.

Article 18 Confidentiality

18.1 The two parties shall be responsible for the confidentiality of this Agreement and the matters relating to it. Without the written consent of the opposite party, either party shall not disclose any of the relevant matters of this Agreement to any other person unrelated to it. But disclosures of the following circumstances are exceptional:

1) The Lender, performing the information disclosure obligation prescribed by laws or trust documents, discloses the information to the clients and the beneficiary.

2) Disclose the information to auditors, lawyers and other staff members commissioned in the normal business, with the premise that such staff must bear the confidentiality obligations of information related to this Agreement and obtained in the above work.

3) The information and documents can be obtained by public ways or the disclosure of the information is required by laws and regulations.

4) Disclose the information related to the contract to the court or in accordance with the requirements of the disclosure procedure or similar procedure, or in accordance with the legal procedures adopted.

5) Disclose the information to the financial regulatory agencies according to their requirements.

6) Disclose the information to assignees or potential transferees as a result of the Lender's disposal of the Loan.

18.2 The provisions of this article shall be still effective after the termination of this Agreement.

Article 19 Change, Dissolution and Termination of the Agreement

19.1 Except as otherwise agreed upon in this Agreement, either party must not unilaterally modify or terminate the Agreement after it being in force. Modifications or changes to the contract must be agreed upon by both the Lender and the Borrower and a written agreement shall be reached.

19.2 The Borrower hereby agrees that the Lender has the right to transfer all or part of the rights under this Agreement to a third party without the consent of the Borrower, but the Lender shall notify the Borrower of the above assignment in a timely manner. Without the written consent of the Lender, the Borrower shall not transfer obligations under this Agreement to a third party.

19.3 If the changes of national laws, regulations, rules or policies result in all or part of the terms of the contract no longer meeting their requirements, both the Lender and the Borrower shall make timely consultation and amend the relevant provisions as soon as possible.

19.4 Due to force majeure, the two parties who cannot perform the agreement shall notify the other party in time and take effective measures to prevent loss. The party suffering from the force majeure shall provide details to the other party and proof documents issued by the relevant government departments about the occurrence and influence in 15 business days after the incident. The two parties should promptly negotiate to find a solution.

19.5 When the trust is not established, the Lender has the right to terminate this Agreement and has no need to assume responsibility for the breach of the contract. If the trust does not set up because that the Borrower does not provide relevant pre Loan review information timely, the guarantor does not handle the relevant security procedures in time and other reasons, the Lender has the right to require the Borrower and the guarantor to bear the damage compensation.

Article 20 Notification

20.1 Notification and Delivery

20.1.1 Notice or other correspondence sent by either party to the opposite party (hereinafter referred to as the "correspondence") should be sent out by hand delivery, courier, registered letter or fax according to the contact of the opposite party recorded on the contract. The delivery goes into force under the following conditions:

1) Delivered by hand, the delivery date is deemed to be served.

2) Issued by courier or registered letter, the date of receipt of the recipient is deemed to be served.

3) If the recipient did not sign or rejected, the date of the third working days counting from the date recorded on the sending document or on the registered mail receipt is deemed to be served. The sending document or the registered mail receipt is held by the party who has sent the notice.

4) Issued by fax, the confirmation of receipt sent by the sending party after receiving the fax is deemed to be served.

5) Using the above several ways at the same time, the fastest that reaches to the receiver is deemed to be the standard.

20.1.2 The contacts confirmed by the two sides are as follows:

Party A: The National Trust Co., Ltd.

Contacts: Zhang Lei

Address: No. 1, No. 18 yard, An Wai West Riverside Road, Dongcheng District, Beijing

Postal Code: 100011

Telephone: 029-86265402

Fax: 029-86265402

Party B: Wuhan Kingold Jewelry Co., Ltd.

Contacts: Huang Yi

Address: Te No. 15, the River Economic Development Zone, Wuhan

Postal Code: 430023

Telephone: 027-65694977

Fax: 027-65694977

20.1.3 If the contact information (including contact or contact method) stated in this Agreement has changed, the changed party shall notify the other party in writing within 5 days after the change.

Article 21 Applicable Law and Dispute Resolution

21.1 Matters, including conclusion, effectiveness, performance, interpretation, amendment and termination of the contract, shall apply to laws of the People’s Republic of China (for the purpose of the Agreement, not including laws of the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan region).

21.2 The two parties shall consult or mediate disputes aroused in the performance of this Agreement. While if negotiation or mediation fails, legal proceedings shall be instituted to the people's court with jurisdiction in this Agreement signing region.

21.3 In the course of the proceedings, the two parties shall continue to perform the obligations of other parts in addition to the matters that are disputed by them.

Article 22 Effective Conditions and Failure Conditions of the Loan Contract

22.1 This Agreement comes into force from the day when it is signed or sealed by the legal representative of Party A and Party B or signed by the authorized representative, and also stamped with the seal of both parties;

22.2 This Agreement shall lose effectiveness when satisfies one of the following conditions:

22.1.1 Party B has settled completely all the principal and interest and other expenses under the contract.

22.1.2 Party A decides to terminate the contract with the instructions of the principal, which shall also be in accordance with the conditions of the contract;

Article 23 Other Matters Stipulated by Party A and Party B

23.1 According to the Administrative Measures of the Trust Industry Security Fund made by the China Banking Regulatory Commission and related regulatory policies, Party B shall entrust Party A to subscribe trust industry security fund. Party B should sign the subscription agreement of the trust industry security fund according to the requirements of Party A on the day of signing this Agreement. Party B shall subscribe the Fund with fully amount, timely and also according to the contract. The subscription amount is 1% of the Loan funds that Party A has paid to Party B.

23.2 Matters, uncovered in this Agreement, shall be negotiated by both the Lender and the Borrower, or shall be performed according to the provisions of relevant laws and regulations of the state. If no provision has been made, the two parties may reach a written supplementary agreement annex to this Agreement, which shall have the same legal effect as this Agreement.

23.3 This Agreement is in 8 copies. Both sides of Party A and Party B hold 2 copies separately, and the remaining copies shall be used for handling related procedures, with each copy having the same legal effect.

Special Notice: All the terms and conditions of this Agreement have been fully negotiated by both parties. Texts in print have equal effect to Texts in handwritten. The Borrower shall ensure that full attention has been paid to the clause under this Agreement which exempts and restricts the responsibility of the Lender and which agrees on obligations of the Borrower, and there is no objection to the understandings of all the terms and conditions of this Agreement.

(There is no text below)

(This is signature page with number "NT 16-020-021-002" of the "Trust Loan Agreement", no text)

Party A: Wuhan Kingold Jewelry Co., Ltd.	Party B: The National Trust Ltd.

Legal representative:	Legal representative:

Or Authorized representative (signature or seal):	Or Authorized representative (signature or seal):

Signing date: July 11, 2016

Place of signing: [Chaoyang District, Beijing]